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                                                                   EXHIBIT 23(f)
                              November 28, 1995



     We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Bank of New Hampshire Corporation included as Annex V to the Prospectus/Joint Proxy Statement forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Prospectus/Joint Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                              KEEFE, BRUYETTE & WOODS, INC.


                              By:  /s/ Robert J. Stapleton
                                   -------------------------------
                                   Robert J. Stapleton
                                   Senior Vice President